UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
October 21, 2005
Doane Pet Care Company
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27818	43-1350515
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification No.)

210 Westwood Place South,
Suite 400
Brentwood, TN		37027
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (615) 373-7774
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
     On October 24, 2005, the previously announced acquisition of Doane Pet Care Enterprises, Inc., or Doane Enterprises, by the Ontario Teachers’ Pension Plan Board, or OTPP, was consummated in accordance with the Agreement and Plan of Merger, dated as of August 28, 2005, by and among DPC Newco Inc., a Delaware corporation and wholly-owned subsidiary of OTPP, Doane Enterprises and Doane Pet Care Company, or the Company, a wholly-owned subsidiary of Doane Enterprises. The acquisition of Doane Enterprises by OTPP is referred to as the Acquisition.
     In connection with the Acquisition, the Company and Doane Enterprises entered into a series of related transactions, as described in this Current Report on Form 8-K. The following descriptions are qualified, in their entirety, by the terms of the agreements described below.
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Employment Agreements
     In connection with the Acquisition, on October 24, 2005, the Company and Doane Enterprises entered into new employment agreements with Douglas J. Cahill, Philip K. Woodlief, David L. Horton, Joseph J. Meyers and Kenneth H. Koch, who are referred to collectively as the Named Executive Officers. Each of the employment agreements have a one-year term that renews annually absent notice of termination. The agreements are subject to early termination for cause (as defined in the employment agreements) without severance. The employment agreements for Messrs. Woodlief, Horton, Meyers and Koch provide that a termination without cause, an involuntary termination (as defined in the employment agreements) and a non-renewal of any agreement by the Company or Doane Enterprises will entitle the Named Executive Officer to receive the following severance benefits: (1) a payment equal to two times the executive’s then current base salary and target annual bonus, (2) payment of a pro rata portion of any annual bonus actually earned in the year of termination, (3) continued payment of employee health and welfare benefits until the earlier of two years after termination of employment and the date the executive officer receives similar coverage from a new employer and (4) up to $25,000 in outplacement services. The employment agreement for Mr. Cahill contains similar provisions for severance; however, his severance payment is equal to three times his then current base salary and target annual bonus, and he is eligible to receive continued payment of health and welfare benefits for up to three years after termination of employment. Additionally, all such Named Executive Officers will be entitled to receive a full tax gross-up payment for any golden parachute taxes imposed under the Internal Revenue Code of 1986, as amended, as a result of the Acquisition (but not for any subsequent change of control transactions). Under these employment agreements, each Named Executive Officer is subject to a two-year non-competition restriction commencing upon termination for any reason (three years for Mr. Cahill).
     Under the terms of his new employment agreement, Mr. Cahill will continue to receive a base salary of $450,000 and his annual bonus target will remain at an amount equal to 150% of his base salary. Under the terms of their new employment agreements, Messrs. Woodlief and Horton will each continue to receive a base salary of $275,000 and their annual bonus targets will remain at an amount equal to 75% of their base salaries. Under the terms of their new employment agreements, Messrs. Meyers and Koch will each continue to receive a base salary of $250,000 and their annual bonus targets will remain at an amount equal to 50% of their base salaries. The annual bonuses will be calculated by multiplying the respective target bonus amounts times a factor that is determined according to the achievement of a company performance incentive target. Actual company performance can result in the bonus paid being less than or greater than the target bonus.
     Copies of each of the employment agreements for Messrs. Cahill, Woodlief, Horton, Meyers and Koch are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, and are incorporated by reference into this Item 1.01.

Stock Incentive Plan
     In connection with the Acquisition, on October 24, 2005, Doane Enterprises adopted the Doane Pet Care Enterprises, Inc. Stock Incentive Plan, or the Stock Incentive Plan, to foster and promote the long-term financial success of Doane Enterprises and its subsidiaries and to materially increase stockholder value. A total of 9.5% of the fully-diluted Class A common stock of Doane Enterprises is available for option grants under the Stock Incentive Plan. On October 24, 2005, Doane Enterprises granted stock options representing 6.5% of its fully diluted Class A common stock to Messrs. Cahill, Woodlief, Horton, Meyers and Koch, in the amount of 71,415 shares for Mr. Cahill and 37,939 shares for each of Messrs. Woodlief, Horton, Meyers and Koch. The exercise price for the options is $100 per share. The options granted, which have a 10-year life, will vest ratably in five equal installments on each of the first five anniversaries of the closing date of the Acquisition, with the potential for accelerated vesting upon a change of control of Doane Enterprises if OTPP achieves certain specified multiples on its investment in Doane Enterprises in such transaction. A copy of the Stock Incentive Plan is attached to this Current Report on Form 8-K as Exhibit 10.6, and is incorporated by reference into this Item 1.01.
Transaction Bonus Plan
     On October 21, 2005, the board of directors of Doane Enterprises adopted a Transaction Bonus Plan, pursuant to which the Company’s Named Executive Officers received transaction bonuses in an aggregate amount of $14,750,000 for their prior service. Bonuses were paid in cash and contractual rights to receive shares of Class A common stock of Doane Enterprises. Cash bonuses were awarded to each of the Named Executive Officers as follows: Douglas J. Cahill—$5,102,047; Philip K. Woodlief—$1,796,500; David L. Horton—$1,407,000; Joseph J. Meyers—$1,478,000; and Kenneth H. Koch—$994,000. In addition, contractual rights to receive shares of Class A common stock of Doane Enterprises were awarded to each of the Named Executive Officers as follows: Douglas J. Cahill—16,479.53 shares, or $1,647,953; Philip K. Woodlief—7,053 shares, or $703,500; David L. Horton—5,930 shares, or $593,000; Joseph J. Meyers—5,220 shares, or $522,000; and Kenneth H. Koch—5,060 shares, or $506,000. A copy of the Transaction Bonus Plan and Deferred Shares Agreement are attached to this Current Report on Form 8-K as Exhibit 10.7, and 10.8, respectively, and are incorporated by reference into this Item 1.01.
Exchange Agreement
     In connection with the Acquisition, on October 24, 2005, Douglas J. Cahill, the Chief Executive Officer and President of Doane Enterprises and the Company, entered into an Exchange Agreement with DPC Newco Inc. pursuant to which, immediately prior to consummation of the Acquisition, Mr. Cahill exchanged all of his issued and outstanding shares of Class A common stock of Doane Enterprises for 7,475.47 shares of the Class A common stock of DPC Newco Inc. Upon consummation of the Acquisition, Mr. Cahill’s shares of Class A common stock of DPC Newco Inc. were converted into an equal number of shares of Class A common stock of Doane Enterprises.
Stockholders Agreement of Doane Enterprises
     Concurrently with the closing of the Acquisition, on October 24, 2005, Doane Enterprises entered into a stockholders agreement, or the Stockholders Agreement, with OTPP, Wilchester Investments Limited, a Jersey limited company, or the Jersey Entity, and certain members of the Company’s senior management, or collectively the Management Stockholders, who own shares of Class A common stock of Doane Enterprises. The Stockholders Agreement provides, among other things, that the Chief Executive Officer of Doane Enterprises will be elected to the board of directors of Doane Enterprises and that OTPP has the right to designate or request the removal of all other directors. The Stockholders Agreement further provides that the Jersey Entity will vote all of the shares of Class B common stock owned by it in favor of the Chief Executive Officer and the OTPP designees, and the Jersey Entity has granted OTPP an irrevocable proxy in furtherance of this obligation.
     The Stockholders Agreement generally restricts the transfer of shares of common stock owned by the Jersey Entity and the Management Stockholders who are or who become party to the Stockholders Agreement. Exceptions to transfer restrictions applicable to the Management Stockholders include transfers for estate planning purposes.
     In addition, the Management Stockholders have “tag-along” rights to sell their shares on a pro rata basis with OTPP in sales to third parties. Similarly, OTPP has “drag-along” rights to cause the Management Stockholders to sell their shares on a pro rata basis with OTPP to third parties in certain circumstances. The Stockholders Agreement also provides for “put” rights, which entitle a Management Stockholder to require Doane Enterprises to acquire shares of common stock held by such Management Stockholder, and “call” rights, which entitle Doane Enterprises to require a Management Stockholder to sell such shares to it upon certain terminations of employment of the Management Stockholder with Doane Enterprises or its subsidiaries and at differing prices, depending on the circumstances of termination. Additionally, pursuant to the Stockholders Agreement, the Jersey Entity has the right to “put” its shares of Class B common stock to Doane Enterprises, and Doane Enterprises has the right to redeem the shares of Class B common stock owned by the Jersey Entity. Certain of the foregoing provisions of the Stockholders Agreement terminate upon the consummation of an initial public offering (as defined in the Stockholders Agreement). A copy of the Stockholders Agreement is attached to this Current Report on Form 8-K as Exhibit 10.9, and is incorporated by reference into this Item 1.01.
Registration Rights Agreement
     In connection with the Acquisition, on October 24, 2005, Doane Enterprises entered into a registration rights agreement, or the Registration Rights Agreement, with OTPP and the Management Stockholders pursuant to which OTPP has the right to make an unlimited number of requests that Doane Enterprises use its best efforts to register its shares under the Securities Act of 1933, as amended. In any demand registration, all of the parties to the Registration Rights Agreement are expected to have the right to participate on a pro rata basis, subject to certain conditions. In addition, if Doane Enterprises proposes to register any of its shares (other than registrations related to exchange offers, benefit plans and certain other exceptions), all of the holders party to the Registration Rights Agreement are expected to have the right to include their shares in the registration statement, subject to certain conditions. A copy of the Registration Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 10.10, and is incorporated by reference into this Item 1.01.
Voting Agreement of the Company
     In connection with the Acquisition, on October 24, 2005, the Company, Doane Enterprises and the Jersey Entity entered into a voting agreement, or the Voting Agreement, pursuant to which the Company’s Chief Executive Officer was elected to the Company’s board of directors and Doane Enterprises has the right to designate all other directors. The Voting Agreement further provides that the Jersey Entity vote all of the shares of Class B common stock owned by it in favor of the designees of Doane Enterprises, and the Jersey Entity grant Doane Enterprises an irrevocable proxy in furtherance of this obligation. In addition, the Voting Agreement provides the Jersey Entity with a right to “put” its shares of Class B common stock to Doane Enterprises and provides Doane Enterprises with a right to redeem the shares of Class B common stock held by the Jersey Entity. A copy of the Voting Agreement is attached to this Current Report on Form 8-K as Exhibit 10.11, and is incorporated by reference into this Item 1.01.
Financing Agreements
     The agreements and description thereof contained in Item 2.03 of this Current Report on Form 8-K are incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Private Placement of Senior Subordinated Notes
     On October 24, 2005, the Company closed the private placement of $152.0 million in aggregate principal amount of its 10 ⅝% Senior Subordinated Notes due 2015, which we refer to as the Senior Subordinated Notes. The Company’s domestic subsidiaries have fully and unconditionally guaranteed the Senior Subordinated Notes on an unsecured and unsubordinated basis. The Senior Subordinated Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.
     The Senior Subordinated Notes represent unsecured senior subordinated obligations of the Company, and rank junior in right of payment to all existing and future senior indebtedness, pari passu in right of payment with all existing and future unsecured, senior subordinated indebtedness, and senior to all future indebtedness that is expressly subordinated to the Senior Subordinated Notes.
     The guarantee of each Guarantor, as defined below, represents such Guarantor’s unsecured, senior subordinated obligation. The guarantees of each Guarantor rank junior in right of payment to all existing and future senior indebtedness of such Guarantor, pari passu in right of payment with all existing and future unsecured senior subordinated indebtedness of such Guarantor; and senior to all existing and future indebtedness of such Guarantor that is expressly subordinated to the guarantees.

     The Senior Subordinated Notes were sold pursuant to an Indenture dated October 24, 2005, or the Indenture, among the Company, Doane Management Corp., DPC Investment Corp. and Doane/Windy Hill Joint Venture L.L.C., as guarantors, or the Guarantors, and Wilmington Trust Company, or the Trustee. The Indenture, among other things, limits the Company’s and its restricted subsidiaries’ ability to incur or guarantee additional indebtedness and issue preferred stock, pay dividends or make certain other distributions, create liens, sell assets, place restrictions on the ability of its restricted subsidiaries to pay dividends or make certain other distributions, engage in mergers or consolidations with other entities, engage in certain transactions with affiliates and make certain investments.
     A copy of the Indenture is attached to this Current Report on Form 8-K as Exhibit 4.1, and is incorporated by reference into this Item 2.03. Forms of the 144A Global Security, the Regulation S Temporary Global Security and the Regulation S Permanent Global Security are attached to this Current Report on Form 8-K as Exhibits 4.2, 4.3 and 4.4, and are incorporated by reference into this Item 2.03.
     On October 24, 2005, the Company and the Guarantors also entered into a registration rights agreement relating to the Senior Subordinated Notes with the initial purchasers named therein, or the Notes Registration Rights Agreement. Pursuant to the Notes Registration Rights Agreement, the Company and the Guarantors have agreed, at their expense, to (i) file an exchange offer registration statement within 90 days after the issue date of the Senior Subordinated Notes enabling holders to exchange the privately placed Senior Subordinated Notes for registered notes with substantially similar terms, (ii) use commercially reasonable efforts to cause the registration statement to become effective within 180 days after the issue date of the Senior Subordinated Notes, (iii) use commercially reasonable efforts to complete the exchange offer within 210 days after the issue date of the Senior Subordinated Notes and (iv) file a shelf registration statement for the resale of the Senior Subordinated Notes if the Company cannot effect an exchange offer within the time periods listed above. The interest rate on the Senior Subordinated Notes increases if the Company does not comply with the obligations under the Notes Registration Rights Agreement. A copy of the Notes Registration Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 4.5, and is incorporated by reference into this Item 2.03.
New Senior Credit Facility
     On October 24, 2005, the Company entered into a $210.0 million senior credit facility, or the Senior Credit Facility, among the Company, as borrower, Doane Enterprises, as a guarantor, Lehman Commercial Paper, Inc., as administrative agent and certain other lenders. The Senior Credit Facility provides for a $50.0 million multi-currency revolving credit facility, a $55.0 million U.S. dollar equivalent term loan facility denominated in Euros and a $105.0 million term loan facility. The Company’s obligations under the Senior Credit Facility are guaranteed by Doane Enterprises and by each of the domestic restricted subsidiaries of the Company. In addition, the Senior Credit Facility is secured by first priority perfected security interests in substantially all of the Company’s existing and future material assets and the existing and future material assets of its subsidiary guarantors, except that only up to 65% of the capital stock of its first-tier foreign subsidiaries have been pledged in favor of the lenders under the Senior Credit Facility.
     Borrowings denominated in U.S. dollars under the Senior Credit Facility bear interest, at the Company’s option, at a rate per annum equal to an applicable margin, plus (i) the higher of (x) the prime rate and (y) the federal funds effective rate, plus one half percent (0.50%) per annum or (ii) the Eurodollar rate. Borrowings denominated in Euros bear interest at a rate per annum equal to the EURIBOR rate plus an applicable margin. In addition to paying interest on outstanding principal under the Senior Credit Facility, the Company is required to pay a commitment fee to the lenders in respect of unutilized loan commitments at a rate of 0.50% per annum.
     The term loan facilities mature on October 24, 2012 and the revolving credit facility matures on October 24, 2010; except that all facilities terminate 91 days prior to the maturity date of the Company’s 10 3/4% Senior Notes due 2010, unless such notes are redeemed or refinanced.

     The Senior Credit Facility permits all or any portion of the loans outstanding thereunder to be prepaid at any time and commitments thereunder to be terminated in whole or in part at the Company’s option without premium or penalty. The Company is required to repay amounts borrowed under the term loan facilities in nominal quarterly installments of 0.25% of the aggregate principal amount thereof of each term loan facility for the first six years and nine months with the balance being payable at maturity. Subject to certain exceptions, the Senior Credit Facility requires that 100% of the net proceeds from certain asset sales, casualty insurance, condemnations and debt issuances, 50% of the net proceeds from equity offerings and 75% of excess cash flow for each fiscal year (reducing to 50% based on performance levels to be agreed upon) must be used to pay down outstanding borrowings.
     The Senior Credit Facility and related agreements contain customary covenants, including maximum consolidated senior secured leverage and maximum capital expenditures requirements and certain other limitations on the Company’s and certain of its subsidiaries’ ability to incur additional debt, guarantee other obligations, grant liens on assets, make investments or acquisitions, dispose of assets, make optional payments or modifications of other debt instruments, pay dividends or other payments on capital stock, engage in mergers or consolidations, enter into sale and leaseback transactions, enter into arrangements that restrict its ability to pay dividends or grant liens, engage in transactions with affiliates and change the passive holding company status of Doane Enterprises.
     The Senior Credit Facility contains events of default, including (subject to customary cure periods and materiality thresholds) defaults based on (i) the failure to make payments under the Senior Credit Facility when due, (ii) breach of covenants, (iii) inaccuracies of representations and warranties, (iv) cross-defaults to other material indebtedness, (v) bankruptcy events, (vi) material judgments, (vii) certain matters arising under the Employee Retirement Income Security Act of 1974, as amended, (viii) the actual or asserted invalidity of documents relating to any guarantee or security document, (ix) the actual or asserted invalidity of any subordination terms under the Senior Subordinated Notes supporting the Senior Credit Facility and (x) the occurrence of a change of control. If any such event of default occurs, the lenders under the Senior Credit Facility are entitled to accelerate the facilities and take various other actions, including all actions permitted to be taken by a secured creditor.
     A copy of the Credit Agreement for the Senior Credit Facility is attached to this Current Report on Form 8-K as Exhibit 10.12, and is incorporated by reference into this Item 2.03.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     In connection with the Acquisition, on October 24, 2005, the Company provided notice of redemption respecting all $150 million in aggregate outstanding principal amount of its 9 3/4% Senior Subordinated Notes due 2007, or the 9 3/4% Senior Subordinated Notes, at a price of 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date of November 24, 2005. Promptly following the provision of such notice to the trustee under the indenture governing the 9 3/4% Senior Subordinated Notes, the Company satisfied and discharged its obligations with respect to these notes in accordance with the terms and conditions of the indenture governing 9 3/4% Senior Subordinated Notes.
     Consummation of the Acquisition constituted a change of control under the certificate of designations relating to the Company’s 14.25% Senior Preferred Stock due 2007, or the Senior Preferred Stock. In accordance with the certificate of designations, on October 24, 2005, the Company commenced an offer to purchase the Senior Preferred Stock at a purchase price equal to 101% of the liquidation value thereof, which includes a 1% change of control premium, plus accrued and unpaid dividends to, but not including, the purchase date. This offer to purchase will expire on November 21, 2005. In connection with the commencement of this offer to purchase, the Company also provided notice of redemption respecting all of the Senior Preferred Stock that is not tendered by holders thereof in connection with the Company’s change of control offer to purchase. The redemption price is an amount equal to 100% of the liquidation value of the Senior Preferred Stock. The purchase date for the offer to purchase and the redemption date for the optional redemption is November 22, 2005. On November 22, 2005, the Company will accept for purchase and pay for all shares of the Senior Preferred Stock validly tendered and not validly withdrawn prior to the expiration time of the offer to purchase, and redeem all shares of the Senior Preferred Stock not purchased in connection with our offer to purchase. Assuming that all shares of the Senior Preferred Stock are validly tendered in accordance with the change of control offer to purchase and accepted for payment, the Company expects to pay approximately $125.2 million on the payment date.
     Consummation of the Acquisition constituted a change of control under the indenture governing the Company’s $213 million in aggregate outstanding principal amount of its 10 3/4 % Senior Notes due 2010, or the Senior Notes. In accordance with the indenture, on October 24, 2005, the Company commenced an offer to purchase the Senior Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the purchase date. This offer to purchase will expire, unless extended, on November 21, 2005, and assuming a November 21, 2005 expiration date, the Company expects to purchase and pay for all the Senior Notes validly tendered and not validly withdrawn on or about November 24, 2005. The Company believes, based on the current trading levels of the Senior Notes, that none of the holders of the Senior Notes will tender their notes in connection with this offer to purchase. The Company has received a written commitment from a lender to provide financing for any of its repurchase obligations in the event that holders of the Senior Notes require us to repurchase their notes.
     Consummation of the Acquisition constituted a change of control under the indentures governing the Company’s 7.25% Ottawa County Finance Authority Industrial Revenue Bonds, Series 1997, and its 6.25% Oklahoma Development Finance Authority Industrial Revenue Bonds, Series 1998, or collectively the Industrial Development Revenue Bonds. In accordance with the agreements governing the Industrial Development Revenue Bonds, the Company is required to offer to repurchase the Industrial Development Revenue Bonds at a price of 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the purchase date. As of the date of this Current Report on Form 8-K, the Company has received a waiver from the holder of $12.0 million of the Industrial Development Revenue Bonds. Additionally, as of the date of this Current Report on Form 8-K, the Company has been informed by a holder of the Industrial Development Revenue Bonds of its intent to require the Company to repurchase approximately $2.4 million of such bonds in accordance with the change of control provisions of the agreements governing the Industrial Development Revenue Bonds. With respect to the Industrial Development Revenue Bonds for which the Company has not received a waiver, the Company will commence an offer to purchase such bonds in accordance with the terms of the agreements governing the Industrial Development Revenue Bonds.

Section 3 — Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities.
     Following the Acquisition, Doane Enterprises holds all of the Company’s issued and outstanding Class A common stock and 21.32 shares of its Class B common stock. In connection with the Acquisition, the Jersey Entity acquired 50 shares of the Company’s Class B common stock for aggregate consideration of $5,000. The sale was effected pursuant to a private placement exemption under Section 4(2) of the Securities Act of 1933, as amended.
Section 5—Corporate Governance and Management
Item 5.01 Changes in Control of Registrant.
     Consummation of the Acquisition constituted a change of control of the Company. As discussed in the introductory note to this Current Report on Form 8-K, on October 24, 2005, the previously announced acquisition of Doane Enterprises by OTPP was consummated in accordance with the Agreement and Plan of Merger dated as of August 28, 2005. Following the Acquisition, OTPP beneficially owns substantially all of the outstanding capital stock of Doane Enterprises, including 98.5% of the Class A common stock of Doane Enterprises and 100% of the Class B common stock of Doane Enterprises. The Jersey Entity is the record owner of 70.1% of the Class B common stock of Doane Enterprises. OTPP’s investment in Doane Enterprises was approximately $310.8 million.
     Following the Acquisition, Doane Enterprises owns all of the Class A common stock of the Company and 21.32 shares of its Class B common stock. The Jersey Entity owns 21.32 shares of the Class B common stock of the Company.
     The ownership by OTPP and the Jersey Entity of shares of the common stock of Doane Enterprises is subject to restrictions contained in the Stockholders Agreement described in Item 1.01 of this Current Report on Form 8-K, and such description is incorporated by reference into this Item 5.01. In addition, the ownership by Doane Enterprises and the Jersey Entity of the common stock of the Company is subject to restrictions contained in the Voting Agreement described in Item 1.01 of this Current Report on Form 8-K, and such description is incorporated by reference into this Item 5.01.
     Prior to consummation of the Acquisition, shares of the common stock of Doane Enterprises were owned by a group of private investors, including J.P. Morgan Partners (BHCA), L.P. Bruckmann, Rosser, Sherrill & Co., L.P. and DLJ Merchant Banking Partners, L.P. among others.
     The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     In accordance with the Agreement and Plan of Merger, on October 24, 2005, the members of the board of directors of Doane Enterprises and the Company resigned immediately prior to the Acquisition and new members were appointed concurrently with the consummation of the Acquisition. Immediately following the Acquisition, Douglas J. Cahill, Chief Executive Officer and President, was re-elected as a director of Doane Enterprises and the Company. In addition, two additional directors, Dean G. Metcalf and Glen Silvestri were elected to the board of directors of Doane Enterprises and the Company. Election of members to the board of directors of Doane Enterprises and the Company is made in accordance with the Stockholders Agreement and Voting Agreement, respectively, as described in Item 1.01 of this Current Report on Form 8-K. Such descriptions are incorporated by reference into this Item 5.02.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     In connection with the Acquisition, on October 24, 2005, the Company amended and restated its certificate of incorporation and bylaws to establish two classes of common stock and establish voting and dividend rights among each class. A description of the material provisions of the amended and restated certificate of incorporation follows.
     The Company’s capital stock consists of Class A common stock, par value $0.01 per share and Class B common stock, par value $0.01 per share. All shares of the Company’s Class A and Class B common stock are fully paid and non-assessable.
     Holders of Class A common stock are entitled to vote on all matters, except that the Class A common stock shall have no right to vote with respect to the election or removal of directors. Except as otherwise required by law, holders of Class B common stock are entitled to vote only for the election or removal of directors. Both the Class A common stock and the Class B common stock are entitled to one vote per share on all matters on which they are entitled to vote; neither has cumulative voting rights.
     Holders of Class A common stock shall be entitled to receive, ratably, on a per share basis, such dividends as may be declared by the board of directors from time to time out of funds legally available therefor. The holders of Class B common stock shall not be entitled to any dividend payments.
     The Company’s organizational documents provide that the Company’s board of directors shall initially consist of three members.
     Copies of the Amended and Restated Certificate of Incorporation and Bylaws of the Company are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2, and are incorporated by reference into this Item 5.03.

Section 9—Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

3.1	Amended and Restated Certificate of Incorporation, dated as of October 24, 2005, of Doane Pet Care Company

3.2	Bylaws, dated as of October 24, 2005, of Doane Pet Care Company

4.1	Indenture for the 10 5/8% Senior Subordinated Notes Due 2015, dated as of October 24, 2005, among Doane Pet Care Company, Doane Management Corp., DPC Investment Corp. and Doane/Windy Hill Joint Venture L.L.C., as guarantors, and Wilmington Trust Company, as trustee

4.2	Rule 144A Global Security, dated as of October 24, 2005, representing $151,925,000 aggregate principal amount of 10 5/8% Senior Subordinated Notes due 2015 with attached Guarantees

4.3	Regulation S Temporary Global Security, dated as of October 24, 2005, representing $75,000 aggregate principal amount of 10 5/8% Senior Subordinated Notes due 2015 with attached Guarantees

4.4	Regulation S Permanent Global Security, dated as of October 24, 2005, representing $0 aggregate principal amount of 10 5/8% Senior Subordinated Notes due 2015 with attached Guarantees

4.5	Registration Rights Agreement for the 10 5/8% Senior Subordinated Notes Due 2015, dated as of October 24, 2005, among Doane Pet Care Company, Doane Management Corp., DPC Investment Corp., Doane/Windy Hill Joint Venture L.L.C. and the initial purchasers named therein

10.1	Amended and Restated Employment Agreement, dated as of October 24, 2005, among Douglas J. Cahill, Doane Pet Care Enterprises, Inc. and Doane Pet Care Company

10.2	Amended and Restated Employment Agreement, dated as of October 24, 2005, among Philip K. Woodlief, Doane Pet Care Enterprises, Inc. and Doane Pet Care Company

10.3	Amended and Restated Employment Agreement, dated as of October 24, 2005, among David L. Horton, Doane Pet Care Enterprises, Inc. and Doane Pet Care Company

10.4	Amended and Restated Employment Agreement, dated as of October 24, 2005, among Joseph J. Meyers, Doane Pet Care Enterprises, Inc. and Doane Pet Care Company

10.5	Amended and Restated Employment Agreement, dated as of October 24, 2005, among Kenneth H. Koch, Doane Pet Care Enterprises, Inc. and Doane Pet Care Company

10.6	Doane Pet Care Enterprises, Inc. Stock Incentive Plan

10.7	Doane Pet Care Enterprises, Inc. Transaction Bonus Plan

10.8	Deferred Shares Agreement

10.9	Stockholders Agreement, dated as of October 24, 2005, among Doane Pet Care Enterprises, Inc., Ontario Teachers’ Pension Plan Board, Wilchester Investments Limited, Douglas J. Cahill and the other signatories thereto

10.10	Registration Rights Agreement, dated as of October 24, 2005, among Doane Pet Care Enterprises, Inc., Ontario Teachers’ Pension Plan Board, Douglas J. Cahill and the other signatories thereto

10.11	Voting Agreement, dated as of October 24, 2005, among Doane Pet Care Enterprises, Inc., Doane Pet Care Company and Wilchester Investments Limited

10.12	Credit Agreement for the $210,000,000 Senior Secured Credit Facilities, dated as of October 24, 2005, among Doane Pet Care Company, Doane Pet Care Enterprises, Inc., as a guarantor, Lehman Commercial Paper Inc., as administrative agent, and the other signatories thereto

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOANE PET CARE COMPANY
By:	/s/ PHILIP K. WOODLIEF
Philip K. Woodlief
Vice President, Finance and Chief Financial Officer

Date: October 27, 2005

EXHIBIT INDEX

Exhibit
Index	Description

3.1	Amended and Restated Certificate of Incorporation, dated as of October 24, 2005, of Doane Pet Care Company

3.2	Bylaws, dated as of October 24, 2005, of Doane Pet Care Company

4.1	Indenture for the 10 5/8% Senior Subordinated Notes Due 2015, dated as of October 24, 2005, among Doane Pet Care Company, Doane Management Corp., DPC Investment Corp. and Doane/Windy Hill Joint Venture L.L.C., as guarantors, and Wilmington Trust Company, as trustee

4.2	Rule 144A Global Security, dated as of October 24, 2005, representing $151,925,000 aggregate principal amount of 10 5/8% Senior Subordinated Notes due 2015 with attached Guarantees

4.3	Regulation S Temporary Global Security, dated as of October 24, 2005, representing $75,000 aggregate principal amount of 10 5/8% Senior Subordinated Notes due 2015 with attached Guarantees

4.4	Regulation S Permanent Global Security, dated as of October 24, 2005, representing $0 aggregate principal amount of 10 5/8% Senior Subordinated Notes due 2015 with attached Guarantees

4.5	Registration Rights Agreement for the 10 5/8% Senior Subordinated Notes Due 2015, dated as of October 24, 2005, among Doane Pet Care Company, Doane Management Corp., DPC Investment Corp., Doane/Windy Hill Joint Venture L.L.C. and the initial purchasers named therein

10.1	Amended and Restated Employment Agreement, dated as of October 24, 2005, among Douglas J. Cahill, Doane Pet Care Enterprises, Inc. and Doane Pet Care Company

10.2	Amended and Restated Employment Agreement, dated as of October 24, 2005, among Philip K. Woodlief, Doane Pet Care Enterprises, Inc. and Doane Pet Care Company

10.3	Amended and Restated Employment Agreement, dated as of October 24, 2005, among David L. Horton, Doane Pet Care Enterprises, Inc. and Doane Pet Care Company

10.4	Amended and Restated Employment Agreement, dated as of October 24, 2005, among Joseph J. Meyers, Doane Pet Care Enterprises, Inc. and Doane Pet Care Company

10.5	Amended and Restated Employment Agreement, dated as of October 24, 2005, among Kenneth H. Koch, Doane Pet Care Enterprises, Inc. and Doane Pet Care Company

10.6	Doane Pet Care Enterprises, Inc. Stock Incentive Plan

10.7	Doane Pet Care Enterprises, Inc. Transaction Bonus Plan

10.8	Deferred Shares Agreement

10.9	Stockholders Agreement, dated as of October 24, 2005, among Doane Pet Care Enterprises, Inc., Ontario Teachers’ Pension Plan Board, Wilchester Investments Limited, Douglas J. Cahill and the other signatories thereto

10.10	Registration Rights Agreement, dated as of October 24, 2005, among Doane Pet Care Enterprises, Inc., Ontario Teachers’ Pension Plan Board, Douglas J. Cahill and the other signatories thereto

10.11	Voting Agreement, dated as of October 24, 2005, among Doane Pet Care Enterprises, Inc., Doane Pet Care Company and Wilchester Investments Limited

10.12	Credit Agreement for the $210,000,000 Senior Secured Credit Facilities, dated as of October 24, 2005, among Doane Pet Care Company, Doane Pet Care Enterprises, Inc., as a guarantor, Lehman Commercial Paper Inc., as administrative agent, and the other signatories thereto